UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 OR 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported)	August 30, 2005

Host America Corporation

(Exact name of registrant as specified in its charter)

Colorado	0-16196	06-1168423

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Broadway Hamden, Connecticut	06518

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(203) 248-4100

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

            Based on the preliminary findings of the Special Committee’s investigation into the facts and circumstances surrounding the July 12, 2005 press release, the Board of Directors of Host America Corporation (the “Company”) voted yesterday, August 30, 2005, to take the following personnel actions:  Effective as of yesterday, Geoffrey Ramsey, Chief Executive Officer and President of the Company, was placed on administrative leave without pay pending the completion of the Special Committee’s investigation and its determination regarding what further personnel actions are necessary and appropriate.  David Murphy, Chief Financial Officer of the Company, was appointed to serve as acting Chief Executive Officer and President.  In addition, Mr. Ramsey has also resigned as a member and Chairman of the Board of Directors.  Mr. Ramsey was not a member of any committee of the Board of Directors.

Section 7 – Regulation FD

Item 7.01 Regulation FD Disclosure

            On August 31, 2005, Host America Corporation (the “Company”) issued a press release to provide further information regarding the subject matter of its July 12, 2005 press release concerning the LightMasterPlus®.  Host also reported certain personnel actions taken by its Board of Directors yesterday, August 30, 2005, in light of the preliminary findings of the Special Committee of independent directors formed on August 15, 2005 to investigate the facts and circumstances surrounding the July 12, 2005 press release.

            A copy of this press release is attached hereto as Exhibit 99 to this Report and is being incorporated herein by reference.

Section 8 – Other Events

Item 8.01 Other Events

            Host America Corporation (NASDAQ-CAFE) seeks to provide further information regarding the subject matter of the July 12, 2005 press release.  That announcement was followed by a significant increase in trading volume and stock price over the next ten days.

            On July 19, 2005, the Staff of the Securities and Exchange Commission’s Fort Worth Office initiated an informal inquiry into the facts and circumstances surrounding the press release and, on July 22, 2005, the SEC issued a Formal Order of Investigation of Host and certain of its officers, directors and others and initiated a suspension in the trading of Host’s securities.  The SEC investigation is ongoing.  In addition, on August 5, 2005 Host was notified by The NASDAQ Stock Market that the Staff of the NASDAQ Listing Investigations and Listing Qualifications Departments had determined based on a review of publicly available documents and information provided by Host to NASDAQ in relation to the issuance of the July 12, 2005 press release, that Host’s common stock should be delisted from The NASDAQ Stock Market based on public interest concerns.  Host appealed this determination and a hearing before a NASDAQ Listing Qualifications Panel has been scheduled for September 1, 2005.

            With respect to the July 12, 2005 press release, Host wishes to state that, while Host believed that there was an oral understanding between Host and Wal-Mart that Host would begin surveying 10 Wal-Mart stores, there is not, and never has been, a formal, written agreement with Wal-Mart concerning the proposed 10-store survey that was the subject of the July 12, 2005 press release nor is there any agreement for the installation of LightMasterPlus®.  To date, neither Host nor its wholly-owned energy management subsidiary R.S. Services, Inc. has received from Wal-Mart a list of the 10 stores to be surveyed.  Further, it is Host’s understanding that any purchase and/or installation of the LightMasterPlus® will require approval by Wal-Mart senior management.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit
Number	Exhibit Title or Description

99	Press Release dated August 31, 2005

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST AMERICA CORPORATION

Dated: August 31, 2005	By: /s/ David Murphy
David Murphy
Chief Financial Officer

HOST AMERICA CORPORATION

EXHIBIT INDEX

Exhibit No.	Exhibit Title or Description

99	Press Release dated August 31, 2005